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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to this Form S-3 of our report dated October 4, 1999 relating to the financial statements and the financial statement schedule, which appears in Micron Technology Inc.'s Annual Report on Form 10-K for the year ended September 2, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Boise, ID

April 10, 2000